UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 8, 2010 (June 8, 2010)

Fortress Investment Group LLC

(Exact name of registrant as specified in its charter)

Delaware	001-33294	20-5837959
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, 46th Floor New York, New York	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 798-6100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders held on June 8, 2010, the shareholders of Fortress Investment Group LLC (the “Company”) voted on the matters described below.

1.	The Company’s shareholders elected four Class III directors of the Company, who comprise all the directors of such class. The number of shares that: (i) voted for the election of such director; (ii) withheld authority to vote for such director; and (iii) represent broker non-votes with respect to such director is summarized in the table below.

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes*
Peter L. Briger, Jr.	319,836,535	13,860,921	42,184,343
Wesley R. Edens	319,736,827	13,960,629	42,184,343
Douglas L. Jacobs	330,883,149	2,814,307	42,184,343
Daniel H. Mudd	320,823,235	12,874,221	42,184,343

2.	The Company’s shareholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010. The number of shares that voted for, against and abstained from voting for the ratification of the selection of Ernst & Young LLP is summarized in the table below.

Votes For	Votes Against	Abstentions
375,252,160	395,457	234,182

*	Broker non-votes represent shares held by broker nominees for beneficial owners that were not voted with respect to a non-routine proposal because the broker nominee did not receive voting instructions from the beneficial owner and lacked discretionary authority to vote the shares. If a broker does not receive voting instructions from the beneficial owner, a broker may vote on routine matters but may not vote on non-routine matters. Broker non-votes are counted for the purpose of determining the presence or absence of a quorum but are not counted for the purpose of determining the number of shares entitled to vote on non-routine matters such as an election of director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTRESS INVESTMENT GROUP LLC
(Registrant)

/S/ DAVID N. BROOKS
David N. Brooks
General Counsel

Date: June 8, 2010

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